EXHIBIT 99.1

           SUN COMMUNITIES, INC. REPORTS FIRST QUARTER 2006 RESULTS

    SOUTHFIELD, Mich., April 28 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported first quarter results.

    For the first quarter ended March 31, 2006, total revenues increased 7.4 percent to $56.4 million, compared to $52.5 million in the first quarter of 2005. Funds from operations (FFO)(1) increased to $15.1 million at March 31, 2006 from $14.9 million in the first quarter 2005. On a diluted per share/OP Unit basis, FFO was $0.76 for the first quarter of 2006 as compared to $0.73 for the three months ended March 31, 2005. Net loss for the first quarter of 2006 was $(0.4) million or $(0.02) per diluted common share, compared to net income of $0.7 million, or $0.04 per diluted common share for the same period in 2005.

    For 133 communities owned throughout both years, total revenues increased
3.9 percent for the three months ended March 31, 2006 and expenses increased 0.2 percent, resulting in an increase in net operating income(2) of 5.4 percent. Same property occupancy in the manufactured housing sites increased from 83.9 percent at December 31, 2005 to 84.3 percent at March 31, 2006.

    The Company achieved an increase of 136 manufactured housing revenue producing sites during the quarter. In addition, the Company sold 26 new and 45 pre-owned homes during the first quarter of 2006 as compared to 29 new and 82 pre-owned sales during the same period in 2005. The Company also brokered 170 sales during the quarter.

    "The Company's performance continues to be positively affected by its rental home program. The basis for this program has been to acquire repossessed homes located in our portfolio from the lenders at significant discounts to replacement costs and place them in a rental pool. If Sun does not purchase these repossessed homes, they would likely be removed and sold to others," said Gary A. Shiffman, Chief Executive Officer.

    "This interim strategy was put into place at Sun several years ago to weather the industry challenges brought about by poor financing practices, as well as historically low interest rates that favored other forms of housing. Today, several factors may support the viewpoint that the industry is beginning a slow, steady recovery. The number of repossessed homes in the company's portfolio is at its lowest since August 2001. Portfolio delinquencies have also declined to levels not seen since April 2002. While still too early to draw firm conclusions, a reduced repossession overhang and higher interest rates should support stronger demand for manufactured housing's affordable price points," Shiffman added.

    The Company rented an additional 504 homes in the first quarter of 2006 bringing the total number of rentals to 4,215 at March 31, 2006, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased approximately 10 percent in the past twelve months from an average of $594 at March 31, 2005 to an average of $653 at March 31, 2006. Renewal rates have climbed from 49% for 2005 to 64% in the first quarter of 2006. The Company acquired 34% fewer repossessed homes in the first quarter of 2006 compared to the first quarter of 2005.

    During the quarter the Company acquired one manufactured home community located in Oakland County, Michigan with occupancy of approximately 95 percent for a total purchase price of $7.8 million.

    The Company closed on a $40 million dollar floor plan facility during the quarter. The facility allows for draws for new, used and rented homes in the Company's portfolio.

    A conference call to discuss first quarter operating results will be held on April 28, 2006, at 11:00 A.M. EDT. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 12, 2006, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. To access the replay enter the account code 3055 and the ID number 198018. The conference call will be available live on Sun Communities' website http://www.suncommunities.com. Replay will also be available on the website.

    Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and over 6,900 sites suitable for development mainly in the Midwest and Southeast United States.

    (1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

         Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

    (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure.

         In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

              For more information about Sun Communities, Inc., visit our website at http://www.suncommunities.com

    This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                        2006        2005
                                                     ----------  ----------
REVENUES
Income from rental property                          $   48,073  $   45,449
Revenues from home sales                                  3,256       3,748
Rental home revenue                                       3,329       1,517
Ancillary revenues, net                                     269         466
Interest and other income                                 1,503       1,313
                                                     ----------  ----------
    Total revenues                                       56,430      52,493

COSTS AND EXPENSES
Property operating and maintenance                       11,385      10,965
Real estate taxes                                         3,894       3,772
Cost of home sales                                        2,397       2,405
Rental home operating and maintenance                     2,613       1,485
General and administrative - rental
 property                                                 4,246       3,505
General and administrative - home
 sales and rentals                                        1,566       1,540
Depreciation and amortization                            15,001      13,025
Interest                                                 14,725      13,635
Interest on mandatorily redeemable debt                   1,089       1,067
Florida storm damage recovery                                 -        (500)
                                                     ----------  ----------
    Total expenses                                       56,916      50,899
                                                     ----------  ----------
        Income (loss) from operations                      (486)      1,594

Less income (loss) allocated to minority interest:
     Preferred OP Units                                       -         961
     Common OP Units                                        (57)         77
                                                     ----------  ----------
   Income (loss) from continuing operations                (429)        556
   Income from discontinued operations                        -         131
                                                     ----------  ----------
           Net income (loss)                         $     (429) $      687
                                                     ==========  ==========

   Weighted average common shares outstanding:
     Basic                                               17,534      17,848
                                                     ==========  ==========
     Diluted                                             17,534      17,950
                                                     ==========  ==========
   Basic and diluted earnings (loss) per share:

     Continuing operations                           $    (0.02) $     0.03
     Discontinued operations                                  -        0.01
                                                     ----------  ----------
     Net income (loss)                               $    (0.02) $     0.04
                                                     ==========  ==========

          RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                        2006        2005
                                                     ----------  ----------
Net income (loss)                                    $     (429) $      687
Adjustments:
          Depreciation and amortization                  15,611      13,664
          Valuation adjustment(3)                            43         359
          (Gain) loss on disposition
            of assets, net                                  (32)         47
          Income (loss) allocated to
           minority interest                                (57)         95
                                                     ----------  ----------
Funds from operations (FFO)                          $   15,136  $   14,852
                                                     ==========  ==========

FFO - Continuing Operations                          $   15,136  $   14,660
                                                     ==========  ==========
FFO - Discontinued Operations                        $        -  $      192
                                                     ==========  ==========

Weighted average common shares/OP Units outstanding:
          Basic                                          19,857      20,319
                                                     ==========  ==========
          Diluted                                        20,007      20,421
                                                     ==========  ==========
Continuing Operations:
FFO per weighted average Common
 Share/OP Unit - Basic                               $     0.76  $     0.72
                                                     ==========  ==========
FFO per weighted average Common
 Share/OP Unit - Diluted                             $     0.76  $     0.72
                                                     ==========  ==========

Discontinued Operations:
FFO per weighted average Common
 Share/OP Unit - Basic                               $        -  $     0.01
                                                     ==========  ==========
FFO per weighted average Common
 Share/OP Unit - Diluted                             $        -  $     0.01
                                                     ==========  ==========

Total Operations:
FFO per weighted average Common
 Share/OP Unit - Basic                               $     0.76  $     0.73
                                                     ==========  ==========
FFO per weighted average Common
 Share/OP Unit - Diluted                             $     0.76  $     0.73
                                                     ==========  ==========

    (3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (Amounts in thousands)

                                            (Unaudited)
                                           MARCH 31, 2006   DECEMBER 31, 2005
                                           --------------   -----------------
Investment in rental property before
 accumulated depreciation                  $    1,481,742   $       1,458,122
Total assets                               $    1,327,629   $       1,320,536
Total debt                                 $    1,144,002   $       1,123,468
Total minority interests and
 stockholders' equity                      $      153,034   $         164,801

                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                             (Amounts in thousands)
                                   (Unaudited)

                                                       2006        2005
                                                     --------    --------
          Net income (loss)                          $   (429)   $    687
          Unrealized income on interest rate swaps        844       1,174
                                                     --------    --------
          Comprehensive income                       $    415    $  1,861
                                                     ========    ========

                              SUN COMMUNITIES, INC.
                             ADDITIONAL INFORMATION

                              SAME PROPERTY RESULTS
                              ---------------------

    For 133 communities owned throughout both years (amounts in thousands):

                                            THREE MONTHS ENDED
                                                 MARCH 31,
                                     ---------------------------------
                                        2006        2005      % CHANGE
                                     ---------   ---------   ---------
    Total revenue                    $  45,069   $  43,358         3.9%
    Total expense                       12,355      12,328         0.2%
                                     ---------   ---------
    Net operating income(2)          $  32,714   $  31,030         5.4%
                                     =========   =========

    Same property occupancy and average monthly rent information at March 31, 2006 and 2005:

                                                   2006         2005
                                                ---------    ---------
    Total manufactured housing sites               41,785       41,688
    Occupied manufactured housing sites            35,226       35,287
    Manufactured housing occupancy %                 84.3%        84.6%
    Average monthly rent per site               $     360    $     347

                             RENTAL PROGRAM SUMMARY
                             ----------------------

                                                         THREE MONTHS ENDED
                                                              March 31,
                                                   -----------------------------
                                                        2006            2005
                                                   -------------   -------------
                                                    (in thousands except for *)
   Rental home revenue                             $       3,329   $       1,517
   Site rent included in Income from
    rental property                                        4,186           2,207
                                                   -------------   -------------
       Rental program revenue                              7,515           3,724
   Expenses
      Payroll and commissions                                475             427
      Repairs and refurbishment                              957             541
      Taxes and insurance                                    594             281
      Other                                                  587             236
                                                   -------------   -------------
       Rental program operating and maintenance            2,613           1,485
                                                   -------------   -------------
   Net operating income (1)                        $       4,902   $       2,239
                                                   =============   =============

   Number of occupied rentals, end of period*              4,215           2,536
   Cost of occupied rental homes                   $     124,007   $      70,033
   Weighted average monthly rental rate*           $         653   $         594

SOURCE  Sun Communities, Inc.
    -0-                             04/28/2006
    /CONTACT: Jeffrey P. Jorissen, Chief Financial Officer of Sun Communities, Inc., +1-248- 208-2500 /
    /Web site:  http://www.suncommunities.com/
    (SUI)